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                                                                   EXHIBIT 10.24

                             EMPLOYMENT AGREEMENT


     Agreement made as of this 8th day of January, 1996 by and between Robert M. King ("King") and Nuevo Energy Company, a Delaware corporation having a principal place of business at 1221 Lamar, Suite 1600, Houston, Texas 77010 (the "Company").

     WHEREAS, King is being employed as the Senior Vice President and Chief Financial Officer of the Company; and

     WHEREAS, the Company believes it to be to its advantage to insure that King continues to render services as hereinafter provided for the Company;

     NOW, THEREFORE, in consideration of the mutual covenants and obligations herein contained, it is mutually agreed between the parties hereto as follows:

     1. Employment and Term. The Company hereby employs King and King hereby agrees to serve as the Chief Financial Officer of the Company. The term of this Employment Agreement shall be effective as of the date first above written and shall terminate two (2) years from such date, unless earlier terminated as hereinafter provided. After the initial term of King's employment, such employment shall be automatically extended for successive one-year periods, unless earlier terminated as hereinafter provided or upon ninety (90) days' advance notice by the Board of Directors to King of its intention to not renew. For each such extension, the terms of employment shall be subject to approval by the Board of Directors and agreed to by King. If agreement cannot be reached, or in the event that the Company decides not to renew this Employment Agreement at any time, the Company agrees to pay King $320,000 in one lump sum payment. In no event shall Mr. King be entitled to payment under both this Paragraph 1 and Paragraph 4.C.

     2. Position and Responsibilities. King shall serve as Chief Financial Officer of the Company, and King shall exercise such powers and comply with and perform such directions and duties in relation to the business and affairs of the Company as are consistent with the duties of the highest ranking financial officer of similar corporations, and as may from time to time be vested in or given to him by the President and Chief Executive Officer or the Board of Directors of the Company and shall use his best efforts to improve and extend the business of the Company. King shall at all times report to, and his activities shall be subject to the direction and control of, the President and Chief Executive Officer. King agrees to devote substantially all of his business time, attention and services to the diligent, faithful and competent discharge of such duties for the successful operation of the Company's business.


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     3.   Compensation.

          A. In consideration of the services to be rendered by King to the Company, the Company will pay to King a salary of $160,000 per annum for the year ending December 31, 1996 and the year ending December 31, 1997. Such salary shall be payable in conformity with the Company's prevailing practice for executives' compensation as such practice shall be established or modified from time to time. Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes.

          B. King shall be entitled to receive (i) a bonus equal to a minimum of $50,000 for each year in this agreement. Bonuses shall be payable in lump sum at the end of the year for which they apply. Bonus payments shall be subject to all applicable federal and state withholding, payroll and other taxes.

          C. The Company agrees to pay King $30,000 at the end of 1997 to offset the loss of non-vested benefits at King's previous employer.

          D. The Company agrees to reimburse King for the reasonable expenses incurred by him in obtaining and maintaining a country club membership.

          E. King will be granted as of the date hereof an incentive or nonqualified stock option to purchase 30,000 shares of the Company's Common Stock. The exercise price for such option shall be the fair market value of the Company's Common Stock as of the date of such option grant. The shares subject to such option will vest six (6) months after the grant date. In addition, the Board of Directors shall consider the grant of additional options to King on an annual basis based upon his performance, which options, if and when granted, will be subject to the aforesaid vesting schedule. In keeping with this, King's minimum grant of additional stock options at year end 1996 will be 20,000 shares.

     4. Termination. King's term of employment under this Employment Agreement may be terminated as follows:

          A. At King's Option. King may terminate his employment hereunder, with or without cause, at any time upon at least sixty (60) days' advance written notice to the company. In such event, King shall be entitled to no severance or other termination benefits.

          B. At the Election of the Company for Just Cause. The Company may, immediately and unilaterally, terminate King's employment hereunder for just cause at any time during the term of this Employment Agreement by written notice to King. Termination of King's employment by the company shall constitute a termination "for just cause" if such termination is for one or more of the following reasons: (i) the wilful failure or refusal of King to render services to the Company in accordance with his obligations under this Employment Agreement. Such failure or refusal to be uncured and continuing for a period of not less than 15 days after


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notice outlining the situation is given by the Company to Mr. King; (ii) the commission by King of an act of fraud or embezzlement against the Company or the commission by King or any other action with the intent to injure the Company or
(iii) King having been convicted of a felony. In such event, King shall be entitled to no severance or other termination benefits.

          C. At the Election of the Company for Reasons Other than Just Cause. The Company may, immediately and unilaterally, terminate King's employment hereunder at any time during the term of this Employment Agreement or may constructively discharge him by substantially reducing his responsibilities to less than those outlined in Section 2 herein without cause by giving written notice to King of the Company's election to so terminate or constructively discharge. In the event the Company exercises its right to terminate or constructively discharge King under this Paragraph 4 (C), the Company agrees to pay King $320,000. The $320,000 shall be payable in equal monthly installments over the remaining term of this Employment Agreement. King shall also be entitled to continued participation in the Company's medical insurance programs during the two (2) years following the termination of King's employment under this Paragraph 4 (C). In addition, in the event the Company exercises its right to terminate or constructively discharge King under this Paragraph 4 (C), King will have 180 days to exercise any of his vested options. In the event of a change in control of the Company and King's termination or constructive discharge, then the Company agrees to pay King $480,000.

     5. Consent and Waiver by Third Parties. King hereby represents and warrants that he has obtained all necessary waivers and/or consents from third parties as to enable him to accept employment with the Company on the terms and conditions set forth herein and to execute and perform this Employment Agreement without being in conflict with any other agreement, obligations or understanding with any such third party.

     6. Waivers and Modifications. This Employment Agreement may be modified, and the rights and remedies of any provision hereof may be waived, only in accordance with this Paragraph 6. No modification or waiver by the Company shall be effective without the consent of at least a majority of the Board of Directors then in office at the time of such modification or waiver. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this employment Agreement. This Employment Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

     7. Governing Law. This Employment Agreement shall be construed in accordance with the laws of the State of Texas.


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     8.   Severability.  In case any one or more of the provisions contained in this Employment Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Employment Agreement, but this Employment Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Employment Agreement under seal as of the date and year first above written.


                                         NUEVO ENERGY COMPANY


                                         By:
                                              ____________________________
                                              Gary R. Petersen
                                      Title:  Chairman, Compensation Committee


                                              ____________________________
                                              Robert M. King

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